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         PAGE 1
                                                                       EXHIBIT 4

                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                       ----------------------------------
                INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                              INCLUDING INDENTURES

         The following instruments of Navistar International Corporation and its principal subsidiary Navistar International Transportation Corp. and its
principal subsidiary Navistar Financial Corporation defining the rights of security holders are incorporated herein by reference.

   4.1 Indenture, dated as of May 30, 1997, by and between Navistar Financial Corporation and The Fuji Bank and Trust Company, as Trustee, for 9% Senior Subordinated Notes due 2002 for $100,000,000. Filed on Registration No. 333-30167.

   4.2 $125,000,000 Credit Agreement dated as of November 26, 1997, as amended by Amendment No. 1 dated as of February 4, 1998, and as amended by Amendment No. 2 dated as of July 10, 1998, among Navistar International Corporation Mexico, S.A. de C.V., Navistar International Corporation, certain banks, certain Co-Arranger banks, Bank of Montreal, as Paying Agent, and Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero, as Peso Agent and Collateral Agent. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b) (4)
        (iii).

   4.3 Indenture, dated as of February 4, 1998, by and between Navistar International Corporation and Harris Trust and Savings Bank, as Trustee, for 7% Senior Notes due 2003 for $100,000,000. Filed on Registration No. 333-47063.

   4.4 Indenture, dated as of February 4, 1998, by and between Navistar International Corporation and Harris Trust and Savings Bank, as Trustee, for 8% Senior Subordinated Notes due 2008 for $250,000,000. Filed on Registration No. 333-47063.

   4.5 $160,000,000 Mexican pesos, Credit Agreement dated as of May 26, 1998 by and between Arrendadora Financiera Navistar S.A., de C.V., and Banco Nacional de Mexico, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

   4.6 $6,000,000, Credit Agreement dated as of May 26, 1998 by and between Arrendadora Financiera Navistar S.A. de C.V., and Banco Nacional de Mexico, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

   4.7 $20,000,000 Revolving Credit Agreement dated as of June 5, 1998 by and between Servicios Financieros Navistar, S.A. de C.V. and The First National Bank of Chicago. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

                                       E-2

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         PAGE 2
                                                                       EXHIBIT 4

                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                       ----------------------------------
                INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                              INCLUDING INDENTURES

     4.8 $20,000,000 Revolving Credit Agreement dated as of June 5, 1998 by and between Arrendadora Financiera Navistar, S.A. de C.V. and The First National Bank of Chicago. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

     4.9 Rights Agreement dated as of April 20, 1999 between Navistar International Corporation and Harris Trust and Savings Bank, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A attached thereto as Exhibit A, and the form of Rights Certificate attached thereto as Exhibit B. Filed as Exhibit 1.1 to the company's Registration Statement on Form 8-A, dated April 20, 1999. Commission File No. 1-9618.

     4.10 Indenture dated as of June 4, 1999, between Navistar Financial 1999-A Owner Trust and The Bank of New York, as Indenture Trustee, with respect to Navistar Financial 1999-A Owner Trust. Filed on Registration No. 33-50291.
=====


      Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

                                       E-3